Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-200596, 333-210067, 333-218463, 333-267726 and 333-274400) on Form S-3 and (No. 333-193141) on Form S-8 of Plains GP Holdings, L.P. of our report dated April 24, 2025, with respect to the consolidated financial statements of EPIC Crude Holdings, LP, which report appears in this Current Report on Form 8-K of Plains GP Holdings, L.P. dated January 15, 2026.

/s/ KPMG LLP
San Antonio, Texas
January 15, 2026